Exhibit 99.1

AngioDynamics Reports Strong Fiscal Year 2025 Fourth Quarter and Full Year Financial Results; Continued Execution Driving Accelerated, Profitable Growth

Med Tech franchise delivers third consecutive quarter of over 20% revenue growth

Reported strong adjusted EBITDA in the fourth quarter resulting in positive adjusted EBITDA for full fiscal year 2025

Drove $16.2 million of free cash flow in the quarter as a result of strong topline growth and operational efficiency efforts

LATHAM, N.Y.--(BUSINESS WIRE)— July 15, 2025-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the fourth quarter and fiscal year 2025, which ended May 31, 2025.

Fiscal Year 2025 Fourth Quarter Highlights

	Quarter Ended May 31, 2025	Pro Forma* YoY Growth
Pro Forma* Net Sales	$80.2 million	12.7%
Med Tech Net Sales	$35.8 million	22.0%
Med Device Net Sales	$44.4 million	6.2%

•	GAAP gross margin of 52.7% which was inclusive of a $1.6 million, or 204 basis point, tariff-driven Cost of Goods Sold impact
•	GAAP loss per share of $(0.15)
•	Pro Forma Adjusted loss per share of $(0.03)
•	Pro Forma Adjusted EBITDA of $3.4 million
•
Cash balance as of May 31, 2025 of $55.9M, inclusive of the final $5.0 million revenue achievement milestone payment made associated with the Company’s 2019 acquisition of Auryon, $1.6 million in tariff-driven COGS impacts, and fees associated with the revolving credit facility

•
Received CPT Category I Code for Irreversible Electroporation (IRE), the primary method of action for the NanoKnife System, for the treatment of lesions in the pancreas, effective January 1, 2027, expanding reimbursement pathway for NanoKnife in additional disease states

•	Entered into revolving credit facility for up to $25.0 million, providing enhanced financial flexibility and working capital support at low cost with zero dilution

Fiscal Year 2025 Highlights

	Year Ended May 31, 2025	Pro Forma* YoY Growth
Pro Forma* Net Sales	$292.7 million	8.1%
Med Tech Net Sales	$126.7 million	19.5%
Med Device Net Sales	$166.0 million	0.8%

•	GAAP Gross margin of 53.9%, inclusive of tariff headwinds of 56 basis points
•	GAAP loss per share of $(0.83)
•	Proforma Adjusted loss per share of $(0.25)
•	Proforma Adjusted EBITDA of $7.6 million
•	Adjusted EBITDA of $13.1 million, which includes a $5.5 million milestone earnout payment received from Spectrum Vascular recorded in Q3 FY25
•	Ended fiscal 2025 with $55.9 million in cash and cash equivalents, ahead of expectations

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC and Midline product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax products in February 2024.

"Our strong fourth quarter performance capped off a landmark year at AngioDynamics. We continue to see the positive impacts of our strategic transformation which has enabled us to deliver accelerating topline growth and continued profitability," said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. "For the third quarter in a row, we posted MedTech growth of over 20% as our unique, innovative platform technologies across both cardiology and interventional oncology continue to take share in highly competitive global markets. That growth, in combination with our operational efficiency efforts, resulted in positive adjusted EBITDA and significant free cash flow despite experiencing some tariff-related headwinds.”

“During fiscal 2025, we made significant strides across the organization as we seek to further simplify our business and focus on penetrating large, fast-growing global MedTech markets. Throughout the year, we achieved key regulatory milestones, expanded into new geographies, generated high-quality clinical data, and secured critical reimbursement pathways. The breadth of these accomplishments - from NanoKnife's FDA prostate indication and CPT Category I code to AlphaVac's successful commercial launch and Auryon's European expansion - reflects our ability to execute across multiple fronts simultaneously," continued Mr. Clemmer.

“We've fundamentally repositioned AngioDynamics as a profitable, growth-oriented medical technology company with a portfolio now addressing over $10 billion in annual global market opportunities, up from just $3 billion in 2021. With our proven commercial momentum, multiple growth catalysts, and balance sheet strength, we're exceptionally well-positioned for sustained value creation as we move into fiscal 2026,” concluded Mr. Clemmer.

Fiscal Fourth Quarter 2025 Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales for the fourth quarter of fiscal year 2025 were $80.2 million, an increase of 12.7% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.

Med Tech net sales were $35.8 million, a 22.0% increase from $29.3 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform, which includes the AlphaVac and AngioVac mechanical thrombectomy systems, and the NanoKnife irreversible electroporation platform.

Growth was driven by Auryon sales during the quarter of $15.6 million, which increased 19.7%, Mechanical Thrombectomy revenue, which includes AngioVac and AlphaVac, of $11.3 million, an  increase of 44.7%, and NanoKnife disposable sales of $5.7 million, which increased 5.5% compared to the fourth quarter of fiscal 2024.

Med Device net sales were $44.4 million, an increase of 6.2% compared to $41.8 million in the prior-year period.

U.S. net sales in the fourth quarter of fiscal 2025 were $67.5 million, an increase of 11.0% from $60.8 million a year ago. International net sales were $12.7 million, an increase of 22.8%, compared to $10.3 million a year ago.

Gross margin for the fourth quarter of fiscal 2025 was 52.7%, which was down 161 basis points compared to the fourth quarter of fiscal 2024. Absent the $1.6 million tariff impact in the quarter, gross margin would have been 54.7%. Gross margin for the Med Tech business was 59.0%, a decrease of 510 basis points from the fourth quarter of fiscal 2024 primarily related to tariffs, hardware depreciation, and product mix. Absent tariff impacts in the quarter, Med Tech gross margin would have been 62.1%. Gross margin for the Med Device business was 47.6%, an increase of 20 basis points compared to the fourth quarter of fiscal 2024. Absent tariff impacts in the quarter, Med Device gross margin would have been 48.8%.

The Company recorded a GAAP net loss of $6.1 million, or a loss per share of $0.15, in the fourth quarter of fiscal 2025. Excluding the items show in the non-GAAP reconciliation table below, adjusted net loss for the fourth quarter of fiscal 2025 was $1.0 million, or a loss per share of $0.03. This compares to an adjusted net loss during the fiscal fourth quarter of 2024 of $2.2 million, or a loss per share of $0.05.

Adjusted EBITDA in the fourth quarter of fiscal 2025, excluding the items shown in the reconciliation table below, was $3.4 million, compared to $1.5 million in the fourth quarter of fiscal 2024.

At May 31, 2025, the Company had $55.9M in cash and cash equivalents, inclusive of the payment of the final revenue performance-based milestone payment of $5.0 million made as part of the Company’s acquisition of Auryon in 2019, $1.6 million in tariff-driven COGS impacts, and fees associated with the Company’s revolving credit facility.

Fourth Quarter 2025 Tariff Impacts

In the fiscal fourth quarter of 2025, the Company incurred limited revenue impacts because of tariff impacts. There was an approximate $1.6 million of cost of goods sold impact stemming from certain product components which are manufactured outside of the United States, resulting in an approximate 204 basis point headwind. Following the announcement of tariffs, the Company identified, and will continue to execute, strategies to mitigate the potential impacts and offset portions of tariff related impacts.

Full-Year 2025 Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC and Midline product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales were $292.7 million, an increase of 8.1%, compared to $270.7 million for the prior year period.

Med Tech net sales were $126.7 million, a 19.5% increase from the prior year. Med Device net sales were $166.0 million, an increase of 0.8% from the prior year.

Gross margin increased 12 basis points to 53.9% from 53.8% in the prior year, with tariffs creating a 56-basis point headwind. Absent tariff impacts, gross margin would have been 54.5%.

The Company's GAAP net loss was $34.0 million, or a loss per share of $0.83, compared to a net loss of $184.3 million, or a loss per share of $4.59, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss was $10.2 million, with adjusted loss per share of $0.25, compared to adjusted net loss of $18.2 million, or adjusted loss per share of $0.45, a year ago.

Adjusted EBITDA, excluding the items shown in the reconciliation table below, was $7.6 million, compared to a loss of $3.2 million for the prior year. Non-proforma adjusted EBITDA was $13.1 million, which includes the final $5.5 million milestone payment we received from Spectrum as part of the divestiture of our PICC and Midline business in February of 2024. This compares to $1.2 million for the prior year. During the fourth quarter of fiscal 2025, the Company entered into a revolving line of credit agreement (“the revolver”) with J.P. Morgan, which allows the Company to draw down up to $25.0 million at its discretion. As of July 15, 2025, the Company had not drawn down any of the available capital as part of the revolver agreement.

At May 31, 2025, the Company had $55.9 million in cash and cash equivalents, which was slightly ahead of previously stated expectations, inclusive of the payment of the final revenue performance-based milestone payment of $5.0 million made as part of the Company’s acquisition of Auryon in 2019, all fees paid as part of the Company’s revolving line of credit agreement as well as the impact of tariffs. This compares to cash and cash equivalents of $44.8 million at February 28, 2025.

Full Year 2025 Tariff Impacts

In the fiscal full year 2025, the Company incurred limited revenue impacts because of tariff impacts. There was an approximate $1.6 million of cost of goods sold impact stemming from certain product components which are manufactured outside of the United States, resulting in an approximate 56 basis point headwind.

Fiscal Year 2026 Financial Guidance

Guidance Metric	Current Guidance (As of July 15, 2025)	Tariff Guidance Impact

Net Sales	$305 - $310 million	Limited Impact

Med Tech Net Sales Growth	12% - 15%	Limited Impact

Med Device Net Sales Growth	Flat	Limited Impact

Gross Margin	53.5% - 55.5%	Absent Tariffs: 55.0% - 56.0%

Pro Forma Adjusted EBITDA	$3.0 - $8.0 million	Absent Tariffs: $7.5M - $10.5M

Adjusted EPS	($0.35) - ($0.25)	Absent Tariffs: ($0.30) – ($0.25)

Free Cash Flow	Positive for Full Year FY2026	Absent Tariffs: Up to +$5M

Tariff Related Guidance Assumptions

For the full fiscal year 2026, the company expects a $4.0 - $6.0 million impact from tariffs. For gross margin, pro forma adjusted EBITDA, and adjusted EPS, the low end of the respective ranges assumes the highest level of tariff impact, with the high end of the respective ranges assuming the lowest level of tariff impact.

All assumptions made related to expected tariff impacts are based on the Company’s point of view on the current tariff situation, as of July 15, 2025. As the situation is fluid, these assumptions may change in the future.

Conference Call

The Company’s management will host a conference call at 8:00 am ET the same day to discuss the results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international). This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, tariffs, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2024. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024
		(unaudited)			(unaudited)

Net sales	$80,158	(1)	$80,157	$70,980	142	$71,122
Cost of sales (exclusive of intangible amortization)	37,940	2	37,942	32,465	56	32,521
Gross margin	42,218	(3)	42,215	38,515	86	38,601
% of net sales	52.7%		52.7%	54.3%		54.3%

Operating expenses
Research and development	6,590	—	6,590	6,724	(1)	6,723
Sales and marketing	26,437	—	26,437	24,581	(17)	24,564
General and administrative	10,236	—	10,236	10,441	(7)	10,434
Amortization of intangibles	2,588	—	2,588	2,574	—	2,574
Change in fair value of contingent consideration	—	—	—	229	—	229
Acquisition, restructuring and other items, net	2,155	—	2,155	8,415	(3)	8,412
Total operating expenses	48,006	—	48,006	52,964	(28)	52,936
Operating loss	(5,788)	(3)	(5,791)	(14,449)	114	(14,335)
Interest income, net	3	—	3	567	—	567
Other expense, net	(325)	—	(325)	(259)	—	(259)
Total other income (expense), net	(322)	—	(322)	308	—	308
Loss before income tax benefit	(6,110)	(3)	(6,113)	(14,141)	114	(14,027)
Income tax benefit	(60)	—	(60)	(692)	—	(692)
Net loss	$(6,050)	$(3)	$(6,053)	$(13,449)	$114	$(13,335)

Loss per share
Basic	$(0.15)		$(0.15)	$(0.33)		$(0.33)
Diluted	$(0.15)		$(0.15)	$(0.33)		$(0.33)

Weighted average shares outstanding
Basic	40,984		40,984	40,427		40,427
Diluted	40,984		40,984	40,427		40,427

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the divestiture of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the divestitures and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Twelve months ended			Twelve months ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024
		(unaudited)			(unaudited)

Net sales	$292,498	187	$292,685	$303,914	(33,193)	$270,721
Cost of sales (exclusive of intangible amortization)	134,793	157	134,950	149,216	(24,064)	125,152
Gross margin	157,705	30	157,735	154,698	(9,129)	145,569
% of net sales	53.9%		53.9%	50.9%		53.8%

Operating expenses
Research and development	26,222	—	26,222	31,512	(648)	30,864
Sales and marketing	103,135	—	103,135	102,818	(4,730)	98,088
General and administrative	42,092	—	42,092	41,164	(60)	41,104
Amortization of intangibles	10,318	—	10,318	13,048	(2,571)	10,477
Goodwill impairment	—	—	—	159,476	—	159,476
Change in fair value of contingent consideration	272	—	272	432	—	432
Acquisition, restructuring and other items, net	15,620	161	15,781	53,182	(6,397)	46,785
Total operating expenses	197,659	161	197,820	401,632	(14,406)	387,226
Gain on sale of assets	—	—	—	54,499	(54,499)	—
Operating loss	(39,954)	(131)	(40,085)	(192,435)	(49,222)	(241,657)
Interest income, net	978	—	978	1,614	—	1,614
Other income (expense), net	4,944	(5,500)	(556)	(817)	—	(817)
Total other income, net	5,922	(5,500)	422	797	—	797
Loss before income tax benefit	(34,032)	(5,631)	(39,663)	(191,638)	(49,222)	(240,860)
Income tax benefit	(39)	—	(39)	(7,289)	—	(7,289)
Net loss	$(33,993)	$(5,631)	$(39,624)	$(184,349)	$(49,222)	$(233,571)

Loss per share
Basic	$(0.83)		$(0.97)	$(4.59)		$(5.81)
Diluted	$(0.83)		$(0.97)	$(4.59)		$(5.81)

Weighted average shares outstanding
Basic	40,853		40,853	40,181		40,181
Diluted	40,853		40,853	40,181		40,181

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the divestiture of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the divestitures and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss:

	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Net loss	$(6,050)	$(13,449)	$(33,993)	$(184,349)

Amortization of intangibles	2,588	2,574	10,318	13,048
Goodwill impairment	—	—	—	159,476
Change in fair value of contingent consideration	—	229	272	432
Acquisition, restructuring and other items, net (1)	2,155	8,415	15,620	53,182
Gain on sale of assets	—	—	—	(54,499)
Tax effect of non-GAAP items (2)	254	(20)	1,760	(2,689)
Adjusted net loss	$(1,053)	$(2,251)	$(6,023)	$(15,399)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Loss Per Share:

	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Diluted loss per share	$(0.15)	$(0.33)	$(0.83)	$(4.59)

Amortization of intangibles	0.06	0.06	0.25	0.32
Goodwill impairment	—	—	—	3.98
Change in fair value of contingent consideration	—	0.01	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.05	0.20	0.38	1.33
Gain on sale of assets	—	—	—	(1.36)
Tax effect of non-GAAP items (2)	0.01	—	0.04	(0.07)
Adjusted diluted loss per share	$(0.03)	$(0.06)	$(0.15)	$(0.38)

Adjusted diluted sharecount (3)	40,984	40,427	40,853	40,181

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended May 31, 2025 and 2024.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Net loss	$(6,050)	$(13,449)	$(33,993)	$(184,349)

Income tax benefit	(60)	(692)	(39)	(7,289)
Interest income, net	(3)	(567)	(978)	(1,614)
Depreciation and amortization	5,833	6,817	25,800	27,712
Goodwill impairment	—	—	—	159,476
Change in fair value of contingent consideration	—	229	272	432
Stock based compensation	1,641	1,896	9,772	10,529
Gain on sale of assets	—	—	—	(54,499)
Acquisition, restructuring and other items, net (1)	2,000	7,148	12,239	50,780
Adjusted EBITDA	$3,361	$1,382	$13,073	$1,178

Per diluted share:
Adjusted EBITDA	$0.08	$0.03	$0.31	$0.03

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted Net Loss:
	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Pro forma net loss	$(6,053)	$(13,335)	$(39,624)	$(233,571)

Amortization of intangibles	2,588	2,574	10,318	10,477
Goodwill impairment	—	—	—	159,476
Change in fair value of contingent consideration	—	229	272	432
Acquisition, restructuring and other items, net (1)	2,155	8,412	15,781	46,785
Tax effect of non-GAAP items (2)	255	(45)	3,018	(1,840)
Adjusted pro forma net loss	$(1,055)	$(2,165)	$(10,235)	$(18,241)

Reconciliation of Pro Forma Diluted Loss Per Share to Pro Forma Adjusted Diluted Loss Per Share:
	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Pro forma diluted loss per share	$(0.15)	$(0.33)	$(0.97)	$(5.81)

Amortization of intangibles	0.06	0.06	0.25	0.26
Goodwill impairment	—	—	—	3.97
Change in fair value of contingent consideration	—	0.01	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.05	0.21	0.39	1.17
Tax effect of non-GAAP items (2)	0.01	—	0.07	(0.05)
Adjusted pro forma diluted loss per share	$(0.03)	$(0.05)	$(0.25)	$(0.45)

Adjusted diluted sharecount (3)	40,984	40,427	40,853	40,181

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended May 31, 2025 and 2024.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:
	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)

Pro forma net loss	$(6,053)	$(13,335)	$(39,624)	$(233,571)

Income tax benefit	(60)	(692)	(39)	(7,289)
Interest income, net	(3)	(567)	(978)	(1,614)
Depreciation and amortization	5,833	6,817	25,800	25,051
Goodwill impairment	—	—	—	159,476
Change in fair value of contingent consideration	—	229	272	432
Stock based compensation	1,641	1,895	9,772	9,898
Acquisition, restructuring and other items, net (1)	2,000	7,145	12,400	44,382
Pro forma adjusted EBITDA	$3,358	$1,492	$7,603	$(3,235)

Per diluted share:
Adjusted EBITDA	$0.08	$0.04	$0.18	$(0.08)

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Twelve Months Ended
(in thousands)	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Legal (1)	$309	$4,489	$715	$34,942
Mergers and acquisitions (2)	—	—	737	399
Transition service agreement (3)	(414)	(437)	(1,838)	(1,092)
Plant Closure (4)	1,941	3,366	13,761	9,481
Manufacturing Relocation (5)	—	—	—	587
Intangible and other asset impairment (6)	—	—	—	6,260
Other (7)	319	997	2,245	2,605
Total	$2,155	$8,415	$15,620	$53,182

(1) Legal expenses related to litigation that is outside the normal course of business.  In the third quarter of fiscal year 2024 a $19.3 million settlement expense was recorded as a result of the Settlement Agreement that was entered into between the Company and BD.
(2) Mergers and acquisitions expenses related to investment banking, legal and due diligence.
(3) Transition services agreement that were entered into with Merit and Spectrum.
(4) Plant closure expense, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.
(5) Expenses to relocate manufacturing lines out of Queensbury, NY.
(6) An impairment of $3.4 million on intangible and fixed assets and an inventory write-off of $2.9 million was taken in the third quarter of fiscal year 2024 relating to the abandonment of the Syntrax and RF product lines.
(7) Included in the $2.2 million and $2.6 million in other for the years ended May 31, 2025 and 2024 is $0.9 million and $1.4 million, respectively, of severance due to restructurings outside of the plant closure.  In addition, for the year ended May 31, 2024, $0.9 million of deferred financing fees that were written-off in conjunction with the divestiture of the Dialysis and BioSentry businesses and concurrent extinguishment of the debt.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$35,790	$—	$35,790	$29,335	$—	$29,335	22.0%			22.0%
Med Device	44,368	(1)	44,367	41,645	142	41,787	6.5%			6.2%
	$80,158	$(1)	$80,157	$70,980	$142	$71,122	12.9%	0.0%	12.9%	12.7%	0.0%	12.7%

Net Sales
United States	$67,484	$(1)	$67,483	$60,743	$61	$60,804	11.1%			11.0%
International	12,674	—	12,674	10,237	81	10,318	23.8%	0.0%	23.8%	22.8%
	$80,158	$(1)	$80,157	$70,980	$142	$71,122	12.9%	0.0%	12.9%	12.7%	0.0%	12.7%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the divestiture of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the divestitures and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$21,117	$—	$21,117	$18,798	$6	$18,804	12.3%	12.3%
Gross margin % of sales	59.0%		59.0%	64.1%		64.1%

Med Device	$21,101	$(3)	$21,098	$19,717	$80	$19,797	7.0%	6.6%
Gross margin % of sales	47.6%		47.6%	47.3%		47.4%

Total	$42,218	$(3)	$42,215	$38,515	$86	$38,601	9.6%	9.4%
Gross margin % of sales	52.7%		52.7%	54.3%		54.3%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the divestiture of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the divestitures and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Twelve Months Ended			Twelve Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$126,653	$—	$126,653	$106,403	$(443)	$105,960	19.0%			19.5%
Med Device	165,845	187	166,032	197,511	(32,750)	164,761	(16.0)%			0.8%
	$292,498	$187	$292,685	$303,914	$(33,193)	$270,721	(3.8)%	0.0%	(3.8)%	8.1%	0.1%	8.2%

Net Sales
United States	$250,983	$13	$250,996	$251,486	$(23,037)	$228,449	(0.2)%			9.9%
International	41,515	174	41,689	52,428	(10,156)	42,272	(20.8)%	0.0%	(20.8)%	(1.4)%
	$292,498	$187	$292,685	$303,914	$(33,193)	$270,721	(3.8)%	0.0%	(3.8)%	8.1%	0.1%	8.2%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Twelve Months Ended			Twelve Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	May 31, 2025	May 31, 2025	May 31, 2025	May 31, 2024	May 31, 2024	May 31, 2024	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$78,515	$—	$78,515	$67,198	$(167)	$67,031	16.8%	17.1%
Gross margin % of sales	62.0%		62.0%	63.2%		63.3%

Med Device	$79,190	$30	$79,220	$87,500	$(8,962)	$78,538	(9.5)%	0.9%
Gross margin % of sales	47.7%		47.7%	44.3%		47.7%

Total	$157,705	$30	$157,735	$154,698	$(9,129)	$145,569	1.9%	8.4%
Gross margin % of sales	53.9%		53.9%	50.9%		53.8%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the divestiture of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31, 2025	May 31, 2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$55,893	$76,056
Accounts receivable, net	42,890	43,610
Inventories	62,006	60,616
Prepaid expenses and other	7,535	12,971
Total current assets	168,324	193,253
Property, plant and equipment, net	32,300	35,666
Other assets	10,404	11,369
Intangible assets, net	69,116	77,383
Total assets	$280,144	$317,671
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$33,291	$37,751
Accrued liabilities	35,518	41,098
Current portion of contingent consideration	—	4,728
Other current liabilities	7,388	7,578
Total current liabilities	76,197	91,155
Deferred income taxes	4,073	4,852
Other long-term liabilities	16,904	16,078
Total liabilities	97,174	112,085
Stockholders' equity	182,970	205,586
Total Liabilities and Stockholders' Equity	$280,144	$317,671

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
	(unaudited)		(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(6,050)	$(13,449)	$(33,993)	$(184,349)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,833	6,817	25,800	27,712
Non-cash lease expense	462	490	1,958	1,931
Goodwill impairment	—	—	—	159,476
Stock based compensation	1,641	1,896	9,772	10,529
Gain on disposition	—	—	—	(54,499)
Transaction costs for disposition	—	—	—	(5,084)
Change in fair value of contingent consideration	—	229	272	432
Deferred income tax provision	(193)	(825)	(988)	(7,968)
Change in accounts receivable allowances	169	319	699	1,326
Asset impairments and disposals	76	24	173	7,108
Write-off of other assets	—	—	—	869
Other	142	(223)	291	(62)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	447	5,549	23	7,894
Inventories	1,146	(2,585)	(1,347)	(9,410)
Prepaid expenses and other	12,548	(4,028)	3,089	(11,594)
Accounts payable, accrued and other liabilities	2,590	10,787	(15,877)	27,531
Net cash provided by (used in) operating activities	18,811	5,001	(10,128)	(28,158)
Cash flows from investing activities:
Additions to property, plant and equipment	(777)	(566)	(4,464)	(2,518)
Additions to placement and evaluation units	(1,846)	(1,770)	(5,714)	(5,015)
Proceeds from sale of assets	—	—	—	134,500
Acquisition of intangibles	—	—	—	(3,250)
Net cash used in investing activities	(2,623)	(2,336)	(10,178)	123,717
Cash flows from financing activities:
Repayment of long-term debt	—	—	—	(50,000)
Deferred financing costs on long-term debt	(680)	—	(680)	—
Payment of acquisition related contingent consideration	(5,000)	(5,000)	(5,000)	(15,000)
Repurchase of common stock	—	—	(1,670)	—
Principal payments on financing arrangement	(90)	—	(148)	—
Proceeds from financing arrangement	—	—	6,310	—
Proceeds from exercise of stock options and employee stock purchase plan	—	—	933	752
Net cash used in financing activities	(5,770)	(5,000)	(255)	(64,248)
Effect of exchange rate changes on cash and cash equivalents	715	(60)	398	125
Increase (decrease) in cash and cash equivalents	11,133	(2,395)	(20,163)	31,436
Cash and cash equivalents at beginning of period	44,760	78,451	76,056	44,620
Cash and cash equivalents at end of period	$55,893	$76,056	$55,893	$76,056